EXHIBIT 10.21

Explanatory note: the Company enters into this form of Indemnification Agreement with each of its directors and executive officers.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of March 2, 2016, is made by and between SpartanNash Company, a Michigan corporation (the “Company”), and [Name] (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer of the Company.

WITNESSETH:

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the provisions of the Bylaws requiring indemnification of Indemnitee under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW THEREFORE, in consideration of the premises and of Indemnitee’s continued services as a director and/or an officer of the Company, the Company and the Indemnitee, intending to be legally bound, do hereby agree as follows:

1.Agreement to Serve.  Indemnitee agrees to serve or continue to serve as a director and/or an officer of the Company, at the will of the Company, for so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the Bylaws of the Company or until such time as he or she tenders his or her resignation in writing.

2.Certain Definitions.

(a)Change in Control:  shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(b)Corporate Status: describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

(c)Disinterested Director:  a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)Enterprise: means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(e)Expenses:  shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating and printing costs, binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily and reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, (ii) responding to, or objecting to, a request to provide discovery in any Proceeding, or (iii) establishing a right to indemnification under this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.

(f)Proceeding:  means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, requests or orders for extradition, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, whether before, on or after the date of this Agreement, or (iii) the fact that he or she is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(g)Reviewing Party:  any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board (including the special independent counsel referred to in Section 5) who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification.

(h)  Voting Securities:  any securities of the Company which vote generally in the election of directors.

3.Basic Indemnification Arrangement.

(a)The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3(a) if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3(a), Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any Proceeding, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Articles of Incorporation, the Bylaws, vote of its shareholders or disinterested directors or applicable law.

(b)The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3(b) if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3(b), Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders. No indemnification shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that a District Court of the State of Michigan or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such District Court of the State of Michigan or such other court shall deem proper.

(c)Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, to the fullest extent permitted by law, in connection with (i) each successfully resolved claim, issue or matter and (ii) any claim, issue or matter related to any such successfully resolved claim, issue or matter.  For purposes of this Section 3(c), the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 6, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such claim.

(e)The Company shall advance the Expenses (an “Expense Advance”) incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding), and such advancement shall be made as soon as reasonably practicable, but in any event no later than ten (10) business days, after the receipt by the Company of a written statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).  Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Agreement.

(f)Notwithstanding the foregoing, (i) the obligations of the Company under Sections 3(a), (b) or (c) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 5 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3(e) shall be subject to the condition that if, when, and to the extent that, the Reviewing Parry determines, or it is otherwise ultimately determined, that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  If there has been a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 5 hereof.  If the Board of Directors selects the Reviewing Party, the selection shall be made by a majority vote of Disinterested Directors, even though less than a quorum; in the event that a majority of Disinterested Directors so directs, the determination shall be made by independent counsel, as defined in Section 5 hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in a District Court of the State of Michigan, or any other court of competent jurisdiction and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

4.Term of Agreement.  This Agreement shall continue until and terminate upon the later of (i) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the express written request of the Company; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.

5.Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Proceedings, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company, for Indemnitee, or for any other party to the Proceeding within the last five years (other than in connection with such matters).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6.Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against all Expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within ten (10) business days of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Proceedings and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

7.Indemnification for Expenses of a Witness.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

8.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

9.No Presumption.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim, create a presumption, or be admissible as evidence that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by the Reviewing Party or otherwise as to whether the

Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

10.Non-exclusivity, Etc.  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Articles of Incorporation or Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. To the extent that a change in Michigan law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

11.Liability Insurance.  The Company shall, if commercially reasonable, obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement.  Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such officer or director under such policy or policies.  In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.  If a Change in Control occurs while the Company has in place insurance policy or policies for directors’ and officers’ liability, the Company shall, if commercially reasonable, maintain such coverage at levels equal to or greater than the levels in place for directors’ and officers’ liability immediately before a Change of Control occurs.  If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to this Agreement, the Company has liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in such policy or policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

12.Assumption of Defense; Selection of Counsel.  With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 12. The

Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Company’s counsel to minimize the cost of defending claims against the Company and the Indemnitee. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

13.Amendments and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15.Binding Effect, Etc.  This Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, executors, administrators and other legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16.Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.Limitations on Indemnification.  No payment pursuant to this Agreement shall be made by the Company:

(a) To indemnify Indemnitee for any Expenses, judgments, fines or penalties for which payment is actually made to Indemnitee under a valid and collectible insurance policy, Bylaw, contract, agreement or otherwise, except in respect of any excess beyond the amount of payment under such insurance;

(b) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained for an accounting of profits made from the purchase or sales by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

(c)To indemnify Indemnitee for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board or under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002  or Section 954 of the Dodd-Frank Wall Street Reform);

(d) To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest;

(e) Until a Change in Control, to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Articles of Incorporation or Bylaws now or hereafter in effect relating to Proceedings, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under the applicable provisions of Michigan law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

(f) If a court of competent jurisdiction finally determines that such payment hereunder is unlawful.

18.Notice.  Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any Proceeding for which indemnification or advancement of Expenses will or could be sought under this Agreement.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.  Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

19.Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to its conflict-of-laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a District Court of the State of Michigan, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of a District Court of the State of Michigan for purposes of any action or proceeding arising out of or in connection with this Agreement.

20.No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the engagement or employ of the Company or any of its subsidiaries.

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IN WITNESS WHEREOF, the parties hereby have caused this Indemnification Agreement to be duly executed and signed as of the day and year first above written.

SPARTANNASH COMPANY

By:
Name:
Title:

INDEMNITEE

_______________________________________
Name:

Address:
____________________________________
____________________________________
____________________________________
____________________________________

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